[LOGO]
FIRST NIAGARA
        FINANCIAL GROUP, INC.

 FIRST NIAGARA FINANCIAL GROUP, INC. REPORTS A 34% INCREASE IN NET INCOME OVER
                           THE PRIOR YEAR 4TH QUARTER

Lockport, N.Y. - January 19, 2005 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the quarter ended December 31, 2004 was $13.6 million, or $0.17 per diluted share compared to $10.1 million, or $0.15 per diluted share for the same period of 2003. This represents a 34% increase in net income and a 13% increase in diluted earnings per share over the prior year fourth quarter. In comparison to the third quarter of 2004, net income increased from $13.3 million or $0.17 per diluted share. For the year, net income was $51.8 million, or $0.65 per diluted share compared to 2003 earnings of $36.1 million, or $0.53 per diluted share. That represents a 44% increase in net income and a 23% increase on a per share basis for the year.

"We are very pleased with our 2004 results, which is the sixth consecutive year we have achieved double digit earnings per share growth," stated President and CEO, Paul J. Kolkmeyer. "These financial results are even more gratifying given all that we accomplished throughout the year. During 2004 our commercial mortgage and business loan portfolio increased by 18%, while credit quality remained strong. We also furthered our de novo branching strategy, which contributed to an 11% growth in core deposits. This growth, combined with our balance sheet management initiatives resulted in modest margin expansion during a challenging rate environment. Most importantly, we successfully refined our strategic and business plans for the future. All of this was achieved while closing and integrating the Troy Financial acquisition and preparing for the acquisition of Hudson River. Regarding this acquisition, I am pleased to report that through the hard work and dedication of many First Niagara and Hudson River team members, we successfully completed the transaction on January 14th and that all major systems and branch conversions occurred over this past weekend with no significant problems to report."

Net interest income increased to $40.9 million during the fourth quarter of 2004 driven by a combination of commercial mortgage and home equity loan growth and a higher level of commercial real estate prepayment fees. Even with these additional prepayments, total commercial loans increased at an annualized rate of 14% from the linked quarter, including a 19% annualized increase in commercial real estate loans. These increases continue to be driven by the Company deepening relationships and being responsive to the financial needs of its customers. The growth in home equity lending reflects the continuing focus on this relationship building product, which increased $10.8 million or 18% on an annualized basis from the third quarter. As of December 31, 2004, non-performing loans decreased to 0.37% of total loans, the Company's lowest level in eight quarters. The allowance for credit losses was 1.27% of total loans and 344% of non-performing loans at December 31, 2004.

Total deposits of $3.3 billion at the end of the quarter were up modestly from the September 30, 2004 amount, which reflects the challenge of gathering lower cost core deposits in a low growth market. Core deposits increased $19.8 million, or 4% on an annualized basis, while time deposit balances remained consistent with linked quarter amounts. Our targeted marketing and sales efforts and commercial business development activities that generated the increase in the core account will be continued given the importance of consistently growing lower-cost deposits. The Company's net interest rate spread and margin for the quarter was 3.40% and 3.69%, respectively. However, excluding the benefit of the additional commercial mortgage prepayment fees earned in the fourth quarter, the net interest rate spread and margin were more consistent with the linked quarter amounts of 3.32% and 3.60%, respectively.

Noninterest income increased to $13.5 million for the fourth quarter. Increases in core banking fees were supplemented by additional income from the leasing company acquired in September 2004. Noninterest income continues to be a strong source of diversified revenue, amounting to 25% of net revenues for the fourth quarter of 2004.

Noninterest expense for the three months ended December 31, 2004 was $32.0 million versus $30.4 million for the three months ended September 30, 2004. Fourth quarter expenses include approximately $800 thousand incurred in preparation for the Hudson River integration, as well as costs associated with the on-going development and implementation of the Company's strategic plan, growth of our lending and leasing businesses and expansion of our branch network. While the integration of the Hudson River franchise and the investment in our strategic initiatives will continue to impact operating expenses in 2005, the current year efficiency ratio of 58% is expected to improve as a result of revenue growth, cost control and the synergies obtained from the acquisition of Hudson River.

During the quarter ended December 31, 2004, the Company completed its 2.1 million share repurchase program announced in the third quarter of 2003 and made additional buybacks under its 4.2 million share repurchase program, announced earlier this year. In total, the Company repurchased 1.1 million of its shares during the fourth quarter.

Outlook - "Our initiatives for 2005 will be guided by our strategic plan for the future, which will enhance the Company's performance by providing our customers with a higher level of relationship based customer service," stated Executive Vice President and CFO, John R. Koelmel. "While effectively integrating Hudson River, we will continue to focus our growth efforts on our commercial and home equity loan portfolios and core deposits. In addition, our 2005 plan calls for the continuation of our de novo and financial services expansion strategies.

With these initiatives in mind, and considering the impact of an estimated $3.0 million of pre-tax Hudson integration expenses which will be incurred during the first two quarters, we are comfortable with the current analyst consensus estimate of $0.82 per diluted share for 2005. That would equate to 26% annualized growth and assumes double digit core growth as well as at least 13% accretion for Hudson River."

Profile - As a result of the Hudson River Bancorp acquisition, which closed on January 14, 2005, First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, now has assets of $7.8 billion and deposits of $5.1 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 116 branches and several financial services subsidiaries across New York State.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Wednesday January 19, 2005 to discuss these fourth quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until January 25, 2005 by dialing 1-877-660-6853, account number 6340, conference number 130201.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts

Paul J. Kolkmeyer.............     President and CEO
John R. Koelmel...............     Chief Financial Officer
Christopher J. Thome..........     Reporting and Investor Relations Manager
                                   (716) 625-7645
                                   chris.thome@fnfg.com
Leslie G. Garrity.............     Public Relations and Corporate Communications
                                   Manager
                                   (716) 625-7528
                                   leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                              2004                                     2003
                                                 --------------------------------------------------------------    ------------
                                                 December 31,    September 30,      June 30,         March 31,     December 31,
                                                 ------------    -------------     -----------      -----------    ------------
===============================================================================================================================
SELECTED FINANCIAL DATA
(Amounts in thousands)
===============================================================================================================================
Total assets                                     $ 5,078,374        5,065,135        5,025,940        4,979,890       3,589,507
Total interest-earning assets                    $ 4,444,934        4,410,707        4,384,094        4,335,885       3,261,953
Money market investments                         $     3,300           12,862            3,230           32,373         124,255
Securities, at amortized cost                    $ 1,177,835        1,177,043        1,214,248        1,232,352         846,450
Loans:
   Real estate:
     Residential                                 $ 1,132,471        1,150,032        1,162,544        1,154,084         948,877
     Home equity                                 $   247,190          236,357          227,544          221,486         179,282
     Commercial and multi-family                 $ 1,081,709        1,052,875        1,014,178          970,516         653,976
     Commercial construction                     $   187,149          159,670          135,359          107,323          86,154
                                                 -----------      -----------      -----------      -----------     -----------
       Total real estate loans                   $ 2,648,519        2,598,934        2,539,625        2,453,409       1,868,289
                                                 -----------      -----------      -----------      -----------     -----------

   Commercial business                           $   424,878          422,656          417,027          402,261         215,000
   Consumer                                      $   174,309          185,518          193,608          207,834         202,630
   Net deferred costs and discounts              $     8,971            9,113            9,761           10,394           8,704
                                                 -----------      -----------      -----------      -----------     -----------
       Total loans                               $ 3,256,677        3,216,221        3,160,021        3,073,898       2,294,623
   Allowance for credit losses                   $    41,422           41,273           41,434           40,766          25,420
                                                 -----------      -----------      -----------      -----------     -----------
       Loans, net                                $ 3,215,255        3,174,948        3,118,587        3,033,132       2,269,203
Goodwill and other intangibles                   $   345,660          347,865          347,936          348,980         114,698

Total interest-bearing liabilities               $ 3,796,877        3,756,581        3,741,917        3,711,906       2,642,798
Deposits:
   Interest-bearing:
     Savings                                     $ 1,086,769        1,066,321        1,063,799        1,049,151         654,320
     Checking                                    $   912,598          919,378          908,309          869,556         538,967
     Certificates of deposit                     $ 1,046,824        1,045,604        1,055,993        1,131,373         991,545
   Noninterest-bearing                           $   291,491          285,322          290,926          248,970         170,384
                                                 -----------      -----------      -----------      -----------     -----------
       Total deposits                            $ 3,337,682        3,316,625        3,319,027        3,299,050       2,355,216

Short-term borrowings                            $   209,236          192,282          196,006          154,383          87,148
Long-term borrowings                             $   541,450          532,996          517,810          507,443         370,818
Stockholders' equity                             $   928,162          937,307          925,750          938,023         728,174
Tangible equity (1)                              $   582,502          589,442          577,814          589,043         613,476
Fair value adjustment included in
   stockholders' equity                          $    (5,106)          (3,625)          (9,298)           4,011            (341)
Common shares outstanding (2)                         78,277           79,246           79,332           79,712          66,326
Total loans serviced for others                  $   325,125          326,936          331,927          347,291         246,078

===============================================================================================================================
CAPITAL
===============================================================================================================================
Tier 1 risk based capital                              16.40%           16.43%           16.66%           16.94%          17.94%
Total risk based capital                               17.65%           17.68%           17.91%           18.19%          19.04%
Tier 1 (core) capital                                  11.40%           11.31%           11.37%           11.53%          11.92%
Tangible capital                                       11.40%           11.31%           11.37%           11.53%          11.87%
Equity to assets                                       18.28%           18.51%           18.42%           18.84%          20.29%
Book value per share (2)                         $     11.86            11.83            11.67            11.77           10.98
Tangible book value per share (1)(2)             $      7.44             7.44             7.28             7.39            9.25

===============================================================================================================================
ASSET QUALITY DATA
(Amounts in thousands)
===============================================================================================================================
Non-performing loans:
   Residential                                   $     4,276            4,536            4,685            4,410           3,905
   Home equity                                   $       519              390              484              440             401
   Commercial real-estate and multi-family       $     3,416            5,414            4,612            7,057           3,878
   Consumer                                      $       801              677              830              594             538
   Commercial business                           $     3,016            3,922            2,712            3,771           3,583
                                                 -----------      -----------      -----------      -----------     -----------
     Total non-performing loans                  $    12,028           14,939           13,323           16,272          12,305
Other non-performing assets                      $       740              691              400              563             543
                                                 -----------      -----------      -----------      -----------     -----------
Total non-performing assets                      $    12,768           15,630           13,723           16,835          12,848

Provision for credit losses                      $     1,846            1,742            3,104            1,750           2,007
Net loan charge-offs                             $     1,696            1,903            2,436            1,054           1,806
Net charge-offs to average loans (annualized)           0.21%            0.24%            0.32%            0.14%           0.31%
Provision for credit losses as a
   percentage of net loan charge-offs                 108.84%           91.54%          127.42%          166.03%         111.13%
Total non-performing loans to total loans               0.37%            0.46%            0.42%            0.53%           0.54%
Total non-performing assets as a
   percentage of total assets                           0.25%            0.31%            0.27%            0.34%           0.36%
Allowance for credit losses to total loans              1.27%            1.28%            1.31%            1.33%           1.11%
Allowance for credit losses
   to non-performing loans                            344.38%          276.28%          311.00%          250.53%         206.58%
-------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                          1,200            1,207            1,196            1,177             944
Number of banking centers                                 71               71               70               68              47

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                    2004                                              2003
                                     ------------------------------------------------------------------    ------------------------
                                      Year Ended      Fourth        Third         Second        First       Year Ended      Fourth
                                     December 31,    Quarter       Quarter       Quarter       Quarter     December 31,    Quarter
                                     ------------    --------      --------      --------      --------    ------------    --------
===================================================================================================================================
SELECTED OPERATIONS DATA
(Amounts in thousands)
===================================================================================================================================
Interest income                        $224,578        58,954        56,818        55,750        53,056       169,959        42,450
Interest expense                       $ 68,476        18,028        17,180        16,815        16,453        62,544        14,197
                                       --------      --------      --------      --------      --------      --------      --------
     Net interest income               $156,102        40,926        39,638        38,935        36,603       107,415        28,253
Provision for credit losses            $  8,442         1,846         1,742         3,104         1,750         7,929         2,007
                                       --------      --------      --------      --------      --------      --------      --------
     Net interest income after
      provision for credit losses      $147,660        39,080        37,896        35,831        34,853        99,486        26,246

Noninterest income:
   Banking services                    $ 19,818         5,378         5,296         4,934         4,210        16,445         4,110
   Risk management services            $ 17,391         4,193         4,308         4,442         4,448        14,765         4,007
   Wealth management services          $  4,764         1,172         1,257         1,261         1,074         3,525           726
   Lending and leasing                 $  3,918         1,123           943           929           923         3,617           906
   Bank-owned life insurance           $  3,761           860           826         1,208           867         3,502           809
   Net realized gains on
    securities available for sale      $     60            --            --            --            60             9            51
   Other                               $  2,154           795           477           613           269         1,516           544
                                       --------      --------      --------      --------      --------      --------      --------
     Total noninterest income          $ 51,866        13,521        13,107        13,387        11,851        43,379        11,153

Noninterest expense:
   Salaries and benefits               $ 65,264        16,676        16,790        15,915        15,883        50,377        12,743
   Occupancy and equipment             $ 12,513         2,958         3,079         3,120         3,356         9,315         2,331
   Technology and communications       $ 11,230         3,064         2,828         2,772         2,566         9,647         2,397
   Marketing and advertising           $  4,738         1,403           998         1,381           956         3,205           541
   Professional services               $  5,117         1,889         1,460           987           781         2,210           977
   Amortization of intangibles         $  4,605         1,218         1,182         1,164         1,041         1,384           378
   Other                               $ 17,383         4,836         4,041         4,510         3,996        12,139         3,371
                                       --------      --------      --------      --------      --------      --------      --------
     Total noninterest expense         $120,850        32,044        30,378        29,849        28,579        88,277        22,738

     Income from continuing
      operations before income
      taxes                            $ 78,676        20,557        20,625        19,369        18,125        54,588        14,661
Income taxes from continuing
 operations                            $ 26,859         6,998         7,295         6,356         6,210        18,646         4,551
                                       --------      --------      --------      --------      --------      --------      --------
     Income from continuing
      operations                       $ 51,817        13,559        13,330        13,013        11,915        35,942        10,110
Income (loss) from discontinued
 operations, net of tax (3)            $     --            --            --            --            --           164           (22)
                                       --------      --------      --------      --------      --------      --------      --------
     Net income                        $ 51,817        13,559        13,330        13,013        11,915        36,106        10,088
                                       ========      ========      ========      ========      ========      ========      ========

===================================================================================================================================
STOCK AND RELATED PER SHARE DATA

===================================================================================================================================
Net income per share:
   Basic                               $   0.66          0.17          0.17          0.16          0.15          0.55          0.15
   Diluted                             $   0.65          0.17          0.17          0.16          0.15          0.53          0.15
Cash dividends                         $   0.30          0.08          0.08          0.07          0.07          0.22          0.06
Dividend payout ratio                     45.45%        47.06%        47.06%        43.75%        46.67%        40.00%        40.00%
Dividend yield (annualized)                2.15%         2.28%         2.38%         2.35%         2.06%         1.47%         1.59%
Market price (NASDAQ: FNFG):
   High                                $  15.78         14.85         14.00         14.13         15.78         16.55         15.64
   Low                                 $  11.49         13.18         11.84         11.49         13.32         10.11         13.85
   Close                               $  13.95         13.95         13.38         12.00         13.64         14.97         14.97

===================================================================================================================================
SELECTED RATIOS
(Annualized)
===================================================================================================================================
Net income:
   Return on average assets                1.05%         1.06%         1.05%         1.05%         1.02%         1.02%         1.13%
   Return on average equity                5.59%         5.76%         5.67%         5.60%         5.29%         5.19%         5.50%
   Return on average tangible
    equity (1)                             8.75%         9.16%         9.04%         8.93%         7.91%         6.15%         6.53%

As a percentage of average assets:
   Noninterest income                      1.05%         1.06%         1.04%         1.08%         1.01%         1.23%         1.25%
   Noninterest expense                     2.44%         2.51%         2.40%         2.41%         2.44%         2.50%         2.54%
                                       --------      --------      --------      --------      --------      --------      --------
     Net overhead                          1.39%         1.45%         1.36%         1.33%         1.43%         1.27%         1.29%
Efficiency ratio                          58.11%        58.85%        57.59%        57.05%        58.98%        58.54%        57.70%


First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                  2004                                               2003
                                 --------------------------------------------------------------------    --------------------------
                                  Year Ended       Fourth        Third         Second        First        Year Ended       Fourth
                                 December 31,     Quarter       Quarter       Quarter       Quarter      December 31,     Quarter
                                 ------------    ----------    ----------    ----------    ----------    ------------    ----------
===================================================================================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
===================================================================================================================================
Total assets                      $4,949,717      5,075,322     5,033,077     4,986,412     4,701,761      3,531,697      3,545,301
Total interest-earning assets     $4,332,665      4,439,570     4,408,057     4,361,984     4,117,336      3,226,208      3,228,756
Money market investments          $   28,664         11,519        20,125        24,166        59,130        220,330        137,175
Securities, at amortized cost     $1,177,203      1,175,149     1,191,767     1,221,772     1,119,987        737,703        774,734
Loans (4)                         $3,109,335      3,230,411     3,177,191     3,099,987     2,927,675      2,255,703      2,308,146
Goodwill and other intangibles    $  335,796        347,376       347,715       348,534       299,300        109,207        114,876
Interest-bearing liabilities:
   Savings accounts               $1,033,983      1,075,082     1,074,032     1,056,289       929,639        670,785        646,954
   Checking                       $  889,372        918,571       928,300       893,854       816,016        525,346        537,431
   Certificates of deposit        $1,081,034      1,043,603     1,039,097     1,095,011     1,147,295        998,428        992,314
   Other borrowed funds           $  677,784        741,044       686,437       672,731       610,134        431,299        426,005
                                  ----------     ----------    ----------    ----------    ----------     ----------     ----------
     Total interest-bearing
      liabilities                 $3,682,173      3,778,300     3,727,866     3,717,885     3,503,084      2,625,858      2,602,704

Interest-bearing deposits         $3,004,389      3,037,256     3,041,429     3,045,154     2,892,950      2,194,559      2,176,699
Noninterest-bearing deposits      $  275,227        292,066       303,244       271,090       234,016        155,546        163,960
                                  ----------     ----------    ----------    ----------    ----------     ----------     ----------
   Total deposits                 $3,279,616      3,329,322     3,344,673     3,316,244     3,126,966      2,350,105      2,340,659

Stockholders' equity              $  927,757        936,373       934,555       934,769       905,161        695,914        727,413
Tangible equity (1)               $  591,961        588,997       586,840       586,235       605,861        586,707        612,537
Common shares outstanding (2):
   Basic                              78,750         78,735        79,257        79,595        77,407         66,111         66,289
   Diluted                            79,970         79,882        80,312        80,731        78,917         67,754         67,941

===================================================================================================================================
SELECTED AVERAGE YIELDS/RATES

===================================================================================================================================
Investment securities                   2.86%          2.97%         2.91%         2.77%         2.78%          2.35%          2.76%
Loans                                   6.14%          6.21%         6.05%         6.12%         6.20%          6.64%          6.37%
     Total interest-earning
      assets                            5.18%          5.30%         5.15%         5.12%         5.16%          5.27%          5.24%

Savings accounts                        0.94%          1.01%         0.95%         0.93%         0.88%          1.01%          0.75%
Interest-bearing checking               0.93%          1.02%         0.94%         0.89%         0.86%          0.91%          0.83%
Certificates of deposit                 2.21%          2.24%         2.17%         2.14%         2.29%          2.93%          2.61%
Other borrowed funds                    3.91%          3.80%         3.90%         3.92%         4.07%          5.04%          4.95%
     Total interest-bearing
      liabilities                       1.86%          1.90%         1.83%         1.82%         1.89%          2.38%          2.16%

Net interest rate spread                3.32%          3.40%         3.32%         3.30%         3.27%          2.89%          3.08%
Net interest rate margin                3.60%          3.69%         3.60%         3.57%         3.56%          3.33%          3.50%

----------

(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Effective February 19, 2003, First Niagara Bank sold NOVA Healthcare Administrators, Inc., its wholly- owned third-party benefit plan administrator subsidiary. For the periods presented, the Company has reported the results of operations from NOVA as "Discontinued Operations." 2003 Year-End amounts include the net gain realized on the sale of $208,000.
(4)   Net of deferred costs and unearned discounts.